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                                                                    EXHIBIT 99.4

                             ACCORD NETWORKS, LTD.
                 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1.  Purpose.  The purpose of the Accord Networks, Ltd. 2000 Non-Employee
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Director Stock Option Plan (the "Plan") is to advance the interests of Accord
Networks, Ltd. (the "Company") by encouraging ownership of the Company's ordinary shares, and such other securities of the Company as may be substituted for such shares pursuant to Section 6 hereof (the "Shares") by certain non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

     2.  Administration.  Grants of options under this Plan are automatic and
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shall be made subject to and in accordance with the Israeli Companies Ordinance
(New Version) 5743-1983 or any other law or statute replacing it. This Plan is intended to be a "formula plan" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Board of Directors of the Company, or a committee thereof, has authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

     3.  Eligibility.  Except as provided otherwise in this Section 3, options
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under the Plan shall be granted in accordance with Section 5 to each Non-
Employee Director (as defined below) of the Company; provided that Shares remain available for grant hereunder in accordance with Section 4. For purposes of this Plan, a "Non-Employee Director" shall mean each member of the Company's Board of Directors who is not an employee of the Company or of any affiliate of the Company. A Non-Employee Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

     4.  Shares Subject to Plan.  The Shares subject to the Plan shall be
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authorized but unissued or reacquired Shares.  Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of Shares for which options may be granted under the Plan shall be 200,000, and the initial adoption of the Plan by the Board of Directors of the Company and the approval of the Plan by the shareholders of the Company shall constitute a reservation of 200,000 authorized but unissued, or reacquired, Shares for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the Shares allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

     5.  Terms and Conditions of Options.  Options granted pursuant to the Plan
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shall be evidenced by Stock Option Agreements in such form as may be approved by the Board of Directors, which agreements shall be duly executed and delivered on behalf of the Company. The Stock Option Agreements shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. The options shall be granted in compliance with and subject to the following terms and conditions:
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     (a) Grant.  Each Non-Employee Director of the Company shall be granted an
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option to purchase 25,000 Shares, subject to adjustment as provided in Section
6, on the later of (i) the date of approval of the Plan by the Company's shareholders, or (ii) the date such person first becomes a Non-Employee
Director.    In addition, as of the day following the first annual meeting of the Company's shareholders that occurs more than one year after the person first becomes a Non-Employee Director and on the day following each subsequent annual meeting of the Company's shareholders, if such person is serving as a Non-Employee Director as of such date, such Non-Employee Director shall be granted an option to purchase 2,500 Shares, subject to adjustment as provided in Section
6. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

     If on any Grant Date, Shares are not available under this Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an option (a "Reduced Grant") to purchase Shares in an amount equal to the number of Shares then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional Shares shall be ignored and not granted.

     If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional Shares become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional Shares become available (a "Continuing Non-Employee Director") shall receive an additional option to purchase Shares. The number of newly available Shares shall be divided equally among the options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of Shares subject to a Continuing Non-Employee Director's additional option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 2,500 Shares (subject to adjustment pursuant to Section 6). If more than one Reduced Grant has been made, available options first shall be granted with respect to the earliest such Grant Date.

     (b) Option Exercise Price.  The option exercise price for each option
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granted under the Plan shall be the Fair Market Value (as defined below) of the
Shares subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" on any date, means:

          (i) If the Shares are listed on a U.S national securities exchange or the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator (as defined herein) deems reliable. The Administrator is defined as the Board of Directors or a Committee appointed by the Board, subject to the Articles of Association of the Company as shall be in effect from time to time, which Committee shall be constituted to comply with all applicable laws;

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          (ii)  If the Shares are listed on the Tel Aviv Stock Exchange, but are not traded on a U.S national securities exchange or the Nasdaq National Market or The Nasdaq Small Cap Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination, as reported in Globes, HaAretz or such other source as the Administrator deems reliable;

          (iii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

          (iv) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.


     (c) Medium and Time of Payment.  The option price shall be payable in full
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upon the exercise of an option in cash or in such other form as shall be determined by the Company at or after the date of grant. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option Shares and delivers cash sales proceeds to the Company in payment of the exercise price.

     (d) Term.  Each option granted under the Plan shall, to the extent not
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previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

     (e) Vesting and Exercisability.  Each option granted under this Plan shall
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vest (become exercisable) in equal annual installments over the four-year period following the Date of Grant.

     Notwithstanding the foregoing, in the event of a Change in Control (as hereinafter defined) of the Company, the options shall become fully vested and exercisable. For purposes of the Plan and any options granted hereunder, a "Change in Control" means and includes each of the following:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by a Person who is on January 1, 2000 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (2) any acquisition directly from the Company,
     (3) any acquisition by the Company, (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (5) any acquisition by any

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     corporation pursuant to a transaction which complies with clauses (1), (2)
     and (3) of subsection (ii) of this definition; or

     (ii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
     (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
     (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (f) Method of Exercise.  All options granted under the Plan shall be
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exercised by an irrevocable written notice directed to the Secretary of the
Company at the Company's principal place of business on a form approved by the Company. Unless the exercise is a broker-assisted "cashless exercise" as described in Section 5(c), such written notice shall be accompanied by payment in full of the option price for the Shares for which such option is being exercised. The Company shall make delivery of certificates representing the Shares for which an option has been exercised within a reasonable period of time; provided, however, that the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied: (i) the shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities laws as now in force or hereafter amended, or (ii) counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Shares are then listed. If any further law, regulation or agreement requires the Company to take any action with respect to the Shares for which an option has been exercised before the issuance thereof, then the date of

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delivery of such Shares shall be extended for the period necessary to take such action. Certificates representing Shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable securities laws. Nothing contained in the Plan shall be construed to require the Company to register any Shares underlying options granted under this Plan.

     (g) Effect of Termination of Directorship or Death.
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         (i)   Termination of Directorship.  Upon termination of any Grantee's
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     membership on the Board of Directors of the Company for any reason other than for Cause or death, the options held by the Grantee under the Plan shall terminate ninety (90) days following the date of termination of the Grantee's membership on the Board of Directors or, if earlier, on the date of expiration of the options as provided by Section 5(d) of the Plan. If the Grantee's membership on the Board of Directors is terminated for Cause (as defined herein), all options granted to such Grantee shall expire upon such termination. The term "Cause" as used herein shall include, but shall not be limited to, gross neglect of duty, engaging in any activity which is in conflict with or adverse to the business or other interests of the Company, willful misconduct on the part of Grantee, misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Company, and breach of a fiduciary duty owed to the Company.

         (ii)   Death.  In the event of the death of a Grantee, the Grantee's
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     personal representatives, heirs or legatees (the "Grantee's Successors")
     may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Section 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

     (h) Transferability of Options.  Any option granted pursuant to the Plan
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shall be assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, any option granted pursuant to the Plan shall be transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors may establish: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests, any partnership in

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which the Grantee is a partner, the employer of the Grantee, and an entity in which the Grantee serves as a director.

     (i) Rights as Shareholder.  Neither the Grantee nor the Grantee's
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Successors shall have rights as a shareholder of the Company with respect to
Shares covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such Shares.

     (j) No Grants after Ten Years.  No options shall be granted except within a
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period of ten (10) years after the effective date of the Plan.

     6. Adjustments Upon Changes in Capitalization; Business Transactions.
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     (a) In the event of a corporate transaction involving the Company
(including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under
Section 4 shall be adjusted proportionately, and the Board may adjust options to preserve the benefits or potential benefits of the options. Action by the Board may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding options; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments that the Board determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Ordinary Shares, the authorization limits under
Section 4 shall be increased proportionately, and the Ordinary Shares then subject to each option shall be increased proportionately without any change in the aggregate purchase price therefor.

     (b) In the event of a Change in Control of the Company, each option granted under the Plan which is outstanding but unvested as of the effective date of the Change in Control shall become exercisable pursuant to Section 5 hereof. In addition, the Board shall make appropriate provision in order to preserve but not exceed the value of outstanding options, for the continuation of all outstanding options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding Ordinary Shares in connection with the Change in Control. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.

     7.  Effective Date and Termination of Plan.
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     (a) Effective Date.  The Plan shall become effective upon approval of the
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same by the Board of Directors of the Company, and the shareholders of the
Company.

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     (b) Termination.  The Plan shall terminate on the second day following the
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2010 annual meeting of shareholders of the Company, but the Board of Directors may terminate the Plan at any time prior to such date. The Board of Directors may, at any time and from time to time, amend or modify the Plan without shareholder approval; provided, however, that: (i) the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations; and (ii) that the Board may not without approval by the shareholders of the Company, increase the maximum number of Ordinary Shares as to which options may be granted under the Plan (except by adjustment pursuant to Section 6 herein) or extend the termination date of the Plan. No amendment modification or termination of the Plan shall adversely affect the rights of the Grantees who have outstanding options without the consent of such Grantees.

     8.  No Obligation to Exercise Option.  The granting of an option shall
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impose no obligation upon the Grantee to exercise such option.

     The foregoing is hereby acknowledged as being the Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on January 26, 2000.


                         ACCORD NETWORKS LTD.


                         By: /s/ Jules L. DeVigne
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                         Its: Chief Executive Officer
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